SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

        AGREEMENT dated as of December 15, 2006 between 4Kids Entertainment Licensing, Inc. with offices at 1414 Avenue of the Americas, New York, New York 10019 (“Employer”) and Alfred R. Kahn, 1414 Avenue of the Americas, New York, New York 10019 (“Employee”).

W I T N E S S E T H :

        WHEREAS, Employer and Employee previously entered into an Employment Agreement dated as of March 12, 1991 (“Prior Agreement”), which Prior Agreement was amended from time to time; and

        WHEREAS, Employer and Employee have previously entered into an Amended and Restated Employment Agreement dated as of January 1, 2002 (the “Amended Agreement”); and

        WHEREAS, Employer and Employee wish to further amend and restate the Amended Agreement by entering into this Second Amended and Restated Employment Agreement (the “Agreement”) on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

1.     Employment and Duties.

    (a)        Employer hereby employs Employee and Employee hereby agrees to serve as Chairman of the Board and Chief Executive Officer of Employer and Employer’s affiliate, 4Kids Entertainment Inc. (“4Kids”). Employee shall be the chief executive officer of Employer and 4Kids and, as such, shall have full supervision and control of its business and affairs subject to the overall authority of the Board of Directors of 4Kids (“Board of Directors”). Employee shall have such powers and duties that are customarily possessed by corporate chief executive officers. Employee also agrees to perform such other services for Employer and affiliates consistent with Employee’s position as shall, from time to time, be assigned to Employee by the Board of Directors and such services customary to such office as are necessary to the operations of Employer and affiliates.

    (b)        Employee shall use Employee’s best efforts to promote the interests of Employer and affiliates and shall devote Employee’s full business time (except as provided below), energy and skill exclusively to the business and affairs of Employer and affiliates during the Term set forth below in Paragraph 2; provided, however, that nothing herein shall prohibit Employee from spending a limited amount of time on philanthropic or personal investment activities.

    (c)        If requested by Employer and agreed upon by Employee, during the period when Employee is receiving the Retirement Benefit (as defined in Paragraph 10 (h) below), Employee shall provide part-time services to Employer. Such services shall consist of being available for telephone consultations and assisting Employer on a limited basis at mutually convenient and agreeable times and for a mutually agreed number of hours per month. These services may be provided at the offices of 4Kids or outside of the offices of 4Kids as may be agreed upon by the parties. For the avoidance of doubt, the providing of part-time services by Employee to Employer pursuant to this Paragraph 1 (c) shall not be a condition to Employee’s receipt of the Retirement Benefit (as defined below in Paragraph 10 (h)) hereunder and Employee shall not be compensated for such part-time services, except as agreed to by the parties hereto.

    2.        Term of Employment.

    (a)        The initial term of Employee’s employment hereunder (“Initial Term”) shall commence on December 15, 2006 and shall continue until December 31, 2012 unless terminated as provided in Paragraph 10 of this Agreement.

    (b)        Effective upon the expiration of the Initial Term and each Additional Term (as defined below), Employee’s employment hereunder shall be deemed to be automatically extended, upon the same terms and conditions then in effect, for an additional period of one (1) year (each, an “Additional Term”), commencing upon the expiration of the Initial Term or the then-current Additional Term, as the case may be, unless, at least six (6) months prior to the expiration of the Initial Term or such Additional Term, either Party hereto shall have notified the other Party hereto in writing that such extension shall not take effect, in which case this Agreement and the Employee’s employment hereunder shall terminate upon the expiration of the then current Term and Employee shall have only such rights as are provided in Paragraph 2 (c) hereof. For purposes of this Agreement, the Initial Term and each Additional Term, if any, are collectively referred to as the “Term”.

    (c)        (i) In the event that, other than for “Cause” (as defined in Paragraph 10 (c) below), Employer provides Employee with written notice in accordance with Paragraph 2 (b) hereof of its intention not to extend this Agreement for an Additional Term, then following the expiration of the then current Term, Employer shall pay Employee the Retirement Benefit and shall provide Employee with all group health benefits that Employee was receiving at the date of termination, to the maximum extent permissible under such plans (but subject to Employer’s practice in such years relative to Employee contributions to the cost of Employer provided health insurance) and/or applicable law for a period equal to three (3) years following the expiration of the then current Term. To the extent permitted by applicable law, any such period of extended health coverage beyond the date of termination provided hereunder to Employee shall not be credited against the maximum COBRA coverage period. Subject to Paragraph 13, such Retirement Benefit shall be paid by Employer to Employee in thirty-six (36) equal bi-monthly installments as such installments would normally be paid pursuant to the payroll policies of Employer had Employee’s employment continued hereunder for an additional eighteen (18) month period.

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    (ii)        In the event that Employee provides notice of his intention not to extend this Agreement for an Additional Term in accordance with Paragraph 2 (b) hereof, Employee shall be deemed to have resigned effective as of the expiration of the then-current Term and shall be subject to, and receive the benefits set forth in, Paragraph 10 (e) below.

    (d)        In the event that Employee and Employer fail to reach agreement on the terms and conditions of the extension of Employee’s employment by the Employer for an Additional Term by the expiration of the then current Term, then either Party may terminate this Agreement by written notice to the other Party in which case Employer shall pay Employee the Retirement Benefit and shall provide Employee with all group health benefits that Employee was receiving at the date of termination, to the maximum extent permissible under such plans (but subject to Employer’s practice in such years relative to Employee contributions to the cost of Employer provided health insurance) and/or applicable law for a period equal to three (3) years following the expiration of the then current Term. To the extent permitted by applicable law, any such period of extended health coverage beyond the date of termination provided hereunder to Employee shall not be credited against the maximum COBRA coverage period. Subject to Paragraph 13, such Retirement Benefit shall be paid by Employer to Employee in thirty-six (36) equal bi-monthly installments as such installments would normally be paid pursuant to the payroll policies of Employer had Employee’s employment continued hereunder for an additional eighteen (18) month period.

    3.        Compensation.

    (a)        Salary. As compensation for Employee’s services during the Term, Employer shall pay Employee a salary (“Salary”) at the rate Nine Hundred Thousand Dollars ($900,000) per year. The Compensation Committee of the Board of Directors of 4Kids (“Compensation Committee”) shall have the right, but not the obligation, to provide Employee with Salary increases, from time to time, in the sole discretion of the Compensation Committee.

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    (b)        Withholding. (i) All payments of compensation shall be made in appropriate installments to conform to the regular payroll dates for salaried personnel of Employer. Employer shall be entitled to deduct from each Salary payment, all deductions as may be required by law, including, without limitation, deductions for federal, state and local income taxes and FICA.

    (c)        Fringe Benefits. (i) During the Term, Employee shall be entitled to participate in all health insurance and other benefits as now exist, or hereafter may be established by Employer and affiliates for the benefit of all employees of Employer and affiliates, subject, however, to the provisions of the various benefit plans and programs in effect from time to time. Employee shall also be entitled to such additional benefits as may be made available to the senior executives of Employer and affiliates.

    (ii)        During the Term, Employer shall pay on behalf of Employee or reimburse Employee for the cost of a health club membership.

    (iii)        The benefits described in this Paragraph 3(c) (i) and 3 (c) (ii) are hereinafter referred to as “Fringe Benefits”.

    (d)        Vacation. Employee shall be entitled to vacation at the rate of four (4) weeks per calendar year during the Term.

    (e)        Expenses. Employer shall reimburse Employee, in conformity with the expense reimbursement practices of Employer, for the reasonable, ordinary and necessary business expenses incurred by Employee in the performance of Employee’s duties hereunder. Employee shall submit all receipts, invoices and other such documents evidencing such expenses as may be required by the policy of Employer.

    4.        Bonus.

    (a)        On execution of the Agreement, Employer shall pay Employee a bonus equal to the sum of $225,000.

    (b)        Commencing with Employer’s 2006 fiscal year, in addition to the Salary specified in Paragraph 3 (a), Employee shall be eligible to receive an annual cash bonus (the “Bonus”) for each full fiscal year or portion of a fiscal year during the Term based upon such quantitative and qualitative criteria as shall be established by the Compensation Committee in its sole discretion.

    (c)        Any Bonus awarded to the Employee pursuant to this Paragraph 4 shall be payable no later than ten (10) business days after completion of the annual audit of the financial statements of 4Kids and its consolidated subsidiaries for the applicable fiscal year but in no event later than March 15th of the year immediately succeeding the fiscal year to which the Bonus pertains.

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    5.        Incentive Compensation.

    (a)        Employee shall be eligible to receive additional grants of stock options as determined in the sole discretion of the Compensation Committee. The rights and obligations of the Employer and Employee with respect to any grant of stock options shall be set forth in the form of Stock Option Agreement to be entered into by Employee and 4Kids.

    (b)        4Kids has adopted a Long Term Incentive Plan (“LTIP”) pursuant to which the Board of Directors may award stock options, stock appreciation rights, restricted stock and other forms of Long Term Incentive compensation to employees of 4Kids and subsidiaries. Employee shall be eligible to receive grants of incentive compensation pursuant to the LTIP as determined in the discretion of the Compensation Committee. Any such grants of incentive compensation shall subject to the terms and conditions set forth in the applicable LTIP.

    6.        Place of Employment. During the Term, Employee shall be required to perform Employee’s duties at the principal office of Employer in the New York City Metropolitan Area. Employee shall undertake all reasonable travel required by Employer and affiliates in connection with the performance of Employee’s duties hereunder.

    7.        Non-Competition and Protection of Confidential Information.

    (a)        Employee agrees that his position with Employer places him in a position of confidence and trust with the clients and employees of Employer. Employee acknowledges that inasmuch as the business of Employer is carried on in several states of the United States and that it is the intention of Employer to continue to expand the geographic area in which Employer engages in its business and marketing efforts and accordingly, it is reasonable that the restrictive covenants set forth below are not limited by specific geographic area but by the location of Employer’s clients and potential clients. Employee further acknowledges that the rendering of services to the clients of Employer necessarily requires the disclosure to Employee of confidential information and trade secrets of Employer and its clients (such as without limitation, marketing and licensing plans and business strategies). Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of Employer that Employee make the covenants contained herein.

        Accordingly, Employee agrees that while he is in Employer’s employ and for a period equal to the greater of (x) while Employee is receiving his Retirement Benefit or Special Retirement Benefit, or (y) two (2) years after the termination or expiration of Employee’s employment, Employee shall not directly or indirectly:

    (i)        own, manage, operate, control, be employed by, render services to, consult with, advise or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that conducted by Employer (as defined below in this Paragraph 7).

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    (ii)        attempt in any manner to solicit from any client (except on behalf of Employer) business of the type performed by Employer or to persuade any client of Employer to cease to do business or to reduce the amount of business which any such client has customarily done or contemplates doing with Employer, whether or not the relationship between Employer and such client was originally established in whole or in part through Employee’s efforts;

    (iii)        employ or attempt to employ or assist anyone else to employ any person who is then or at any time during the preceding year was in Employer’s employ;

    (iv)        render any services of the type rendered by Employer to its clients to or for any client of Employer unless such services are rendered as an employee or consultant of Employer.

        Notwithstanding anything herein to the contrary, the term “Employer,” as used in this Paragraph 7, shall mean Employer and affiliates. The term “client” shall mean (i) anyone who was then a client of Employer; (ii) anyone who was a client of Employer at any time during the one (1) year period immediately preceding the date of termination of employment; and (iii) any prospective client to whom Employer has made a formal presentation (i.e., the actual presentation of a marketing plan, licensing strategy and/or media plan) within a one (1) year period immediately preceding the date of such termination.

    (b)        Employee also agrees that either during the Term or at any other time thereafter, Employee shall not divulge to anyone (other than Employer or any persons designated by Employer) any confidential information relating to the business of Employer or its clients including, without limitation, all types of trade secrets, business strategies or marketing, licensing, advertising and/or promotional plans. Employee further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature other than in the performance of Employee’s duties hereunder without the prior written consent of Employer. For purposes of this Paragraph, the term “confidential information” shall not include information which becomes public knowledge other than through a breach of this covenant by Employee or any confidential information that Employee is required to disclose in any judicial or administrative proceeding pursuant to any subpoena or court order.

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    (c)        If Employee commits a breach or is about to commit a breach of any of the provisions of Paragraph 7(a) and/or (b) above, Employer shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach will cause irreparable injury to Employer and that money damages will not provide an adequate remedy to Employer. In addition, Employer may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

    (d)        The parties acknowledge that the type and period of restriction imposed in the provisions of Paragraph 7(a) are fair and are reasonably required for the protection of Employer and the goodwill associated with the business of Employer. If any of the covenants in Paragraph 7(a) or any part thereof, is hereafter construed to be invalid or unenforceable the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

    8.        Intellectual Property. Employee agrees that all ideas, proposals and plans invented or developed by Employee during the Term which relate to the business of Employer and affiliates or any of its clients including, without limitation, any ideas, proposals and plans which may be copyrighted, trademarked, patented or otherwise protected, will be the property of Employer and affiliates. Employee further agrees, at Employer’s and/or affiliates’ request and expense, to do whatever is necessary or desirable to secure the rights to said ideas, proposals and plans, whether by copyright, trademark, patent or otherwise. If requested by Employer and/or affiliates, Employee shall execute and deliver such documents of assignment as shall be necessary in Employer’s and/or affiliates’ sole judgment, to assign, transfer and convey all rights thereto to Employer and affiliates.

    9.        Employee’s Representations. (a) Employee represents and warrants that:

    (i)        Employee has the right to enter into this Agreement and is not subject to any contract, commitment, agreement, arrangement or restriction of any kind which would prevent Employee from performing Employee’s duties and obligations hereunder;

    (ii)        Employee is currently in good health and to the best of Employee’s knowledge, Employee is not subject to any undisclosed medical condition which might have a material effect on Employee’s ability to perform satisfactorily Employee’s services hereunder.

    10.        Termination.

    (a)        This Agreement may be terminated immediately on the death of Employee. In the event that Employer terminates this Agreement due to Employee’s death, Employer shall pay Employee’s estate (i) Employee’s Salary and any accrued Bonus through the date of termination, and, (ii) an amount equal to the Retirement Benefit. Subject to Paragraph 13, such Retirement Benefit payable pursuant to this Paragraph 10 (a) shall be paid by Employer to Employee’s estate within ninety (90) days after the death of Employee.

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    (b)        This Agreement may be terminated immediately on written notice in the event of the physical or mental disability of Employee to such an extent that Employee has been unable to render services to Employer and affiliates for a period of one hundred fifty (150) consecutive days in any consecutive twelve (12) month period or for non-consecutive periods aggregating two hundred ten (210) days in any consecutive twelve (12) month period. In the event that Employer terminates this Agreement due to Employee’s disability, Employer shall pay Employee (i) Employee’s Salary and any accrued Bonus through the date of termination, and, (ii) the Retirement Benefit. Subject to Paragraph 13, such Retirement Benefit payable pursuant to this Paragraph 10 (b) shall be paid by Employer to Employee in thirty-six (36) equal bi-monthly installments as such installments would normally be paid pursuant to the payroll policies of Employer had Employee’s employment continued hereunder for an additional eighteen (18) month period. Employer shall also provide Employee with all group health benefits that Employee was receiving at the date of termination, to the maximum extent permissible under such plans (but subject to Employer’s practice in such years relative to Employee contributions to the cost of Employer provided health insurance) and/or applicable law for a period equal to three (3) years following the expiration of the then current Term. To the extent permitted by applicable law, any such period of extended health coverage beyond the date of termination provided hereunder to Employee shall not be credited against the maximum COBRA coverage period. Any payments to Employee under any disability insurance or plan maintained by Employer shall be applied against and shall reduce the amount of the Retirement Benefit payable by Employer to Employee pursuant to this Paragraph 10 (b).

    (c)        Employer shall have the right at any time, by written notice to Employee, to immediately terminate this Agreement for “cause,” which for purposes of this Agreement shall be defined as:

    (i)        Employee’s conviction of any act which constitutes a felony under federal, state or local laws;

    (ii)        Employee’s repeated refusal (other than any failure to perform arising from a physical or mental disability) to act in accordance with the reasonable directions of the Board of Directors of 4Kids directing Employee to perform services consistent with Employee’s status as chief executive officer of Employer, which refusal is not cured by Employee within twenty (20) days of Employee’s receipt of written notice thereof from Employer (provided, however, that if such breach cannot be cured within twenty (20) days and Employee commences the cure thereof and diligently pursues the same, such failure shall not constitute “cause” unless such breach is not cured in its entirety within thirty (30) days of Employee’s receipt of the written notice of breach).

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    (iii)        Employee’s dishonesty, including embezzlement or misappropriation of funds;

    (iv)        Employee’s use of illegal drugs that impairs his ability to perform his duties hereunder;

    (v)        Employee’s use of alcohol that impairs his ability to perform his duties hereunder;

    (vi)        Employee’s breach of any material obligations of Employee hereunder, which breach remains uncured for more than twenty (20) days after written notice thereof by Employer to Employee.

        In the event that Employer terminates this Agreement for “cause”, Employee shall be paid Employee’s Salary and shall continue to receive all Fringe Benefits through the date of termination. Thereafter, Employer shall have no further obligation to Employee and Employee shall not receive any Bonus payments (except for any Bonus earned but not yet paid with respect to the prior calendar year), Retirement Benefit or Special Benefit (as defined below in Paragraph 10 (e)).

    (d)        Notwithstanding anything in this Agreement to the contrary, Employer shall have the right to terminate Employee for reasons other than those set forth in Paragraphs 10(a) and 10(c) (“Termination Without Cause”) by delivering a written notice of such termination to Employee. In the event such written notice of termination is delivered, Employer shall pay Employee the Retirement Benefit. Subject to Paragraph 13, such Retirement Benefit payable to Employee pursuant to this Paragraph 10(d) in thirty-six (36) equal bi-monthly installments as such installments would normally be paid pursuant to the payroll policies of Employer had Employee’s employment continued hereunder for an additional eighteen (18) month period. Employer shall also provide Employee with all group health benefits that Employee was receiving at the date of termination, to the maximum extent permissible under such plans (but subject to Employer’s practice in such years relative to Employee contributions to the cost of Employer provided health insurance) and/or applicable law for a period equal to three (3) years following the expiration of the then current Term. To the extent permitted by applicable law, any such period of extended health coverage beyond the date of termination provided hereunder to Employee shall not be credited against the maximum COBRA coverage period.

    (e)        In the event that Employee resigns, retires or otherwise voluntarily terminates his employment (except as provided in Paragraph 10 (f) below), Employee shall receive the Special Retirement Benefit (as defined below). Employee shall provide at least ninety (90) days prior written notice before the effective date of such resignation or voluntary termination. For purposes of this Agreement, the Special Retirement Benefit shall be calculated as follows:

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    (i)        If Employee resigns, retires or otherwise voluntarily terminates his employment prior to his 62nd birthday, Employee’s Special Retirement Benefit shall mean a payment equal to his average annual compensation with respect to the five (5) calendar years prior to the event giving rise to the payment of the Special Retirement Benefit consisting of (x) Salary and Bonuses actually paid to Employee pursuant to this Agreement, including the Bonus payable to Employee pursuant to Paragraph 4 (a) above and (y) for calendar years prior to 2006, salary and Pre-2006 Bonuses (as defined below). For purposes of this Agreement, the term “Pre-2006 Bonuses” means bonuses actually paid by Employer to Employee and bonus amounts that Employee was eligible to receive under the terms of the Prior Agreement or the Amended Agreement (pursuant to which Employee was to receive a bonus equal to ten percent (10%) of Employer’s and affiliates’ income as set forth in the 4Kids financial statements included in its Annual Report on Form 10K but before the income tax provision and the calculation of any bonuses for other employees), but which bonus amounts Employee either waived or otherwise did not receive). Subject to Paragraph 13, such Special Retirement Benefit shall be paid by Employer to Employee in twenty-four (24) equal bi-monthly installments as such installments would normally be paid pursuant to the payroll policies of Employer had Employee’s employment continued hereunder for an additional one (1) year period.

    (ii)        If Employee resigns, retires or otherwise voluntarily terminates his employment after his 62nd birthday but prior to his 65th birthday, Employee’s Special Retirement Benefit shall mean a payment equal to two (2) times his average annual compensation with respect to the five (5) calendar years prior to the event giving rise to the payment of the Special Retirement Benefit consisting of (x) Salary and Bonuses actually paid to Employee pursuant to this Agreement, including the Bonus payable to Employee pursuant to Paragraph 4 (a) above and (y) for calendar years prior to 2006, salary and Pre-2006 Bonuses (as defined above). Subject to Paragraph 13, such Special Retirement Benefit shall be paid by Employer to Employee in forty-eight (48) equal bi-monthly installments as such installments would normally be paid pursuant to the payroll policies of Employer had Employee’s employment continued hereunder for an additional two (2) year period.

    (iii)        If Employee resigns, retires or otherwise voluntarily terminates his employment after his 65th birthday, Employee’s Special Retirement Benefit shall mean that Employer shall pay Employee the Retirement Benefit (as defined below in Paragraph 10 (h)). Subject to Paragraph 13, such Retirement Benefit shall be paid by Employer to Employee in thirty-six (36) equal bi-monthly installments as such installments would normally be paid pursuant to the payroll policies of Employer had Employee’s employment continued hereunder for an additional eighteen (18) month period.

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(iv)    Employer shall also provide Employee with all group health benefits that Employee was receiving at the date of termination, to the maximum extent permissible under such plans (but subject to Employer’s practice in such years relative to Employee contributions to the cost of Employer provided health insurance) and/or applicable law for a period equal to three (3) years following the effective date of the resignation, retirement or termination. To the extent permitted by applicable law, any such period of extended health coverage beyond the date of termination provided hereunder to Employee shall not be credited against the maximum COBRA coverage period.

    (f)        (i) If during the Term, there shall occur a “Change of Control” (as defined below in Paragraph 10(f) (ii)), Employee may, within six (6) months after the occurrence of the Change of Control, voluntarily terminate his employment in which case Employer shall pay Employee the Retirement Benefit (as defined below in Paragraph 10 (h)) and shall provide Employee with all group health benefits that Employee was receiving at the date of termination, to the maximum extent permissible under such plans (but subject to Employer’s practice in such years relative to Employee contributions to the cost of Employer provided health insurance) and/or applicable law for a period equal to three (3) years following the expiration of the then current Term. To the extent permitted by applicable law, any such period of extended health coverage beyond the date of termination provided hereunder to Employee shall not be credited against the maximum COBRA coverage period. Except as provided in Paragraph 13 below, such payment shall be made to Employee in a lump sum as of the date that Employee voluntarily terminates his employment as provided in this Paragraph 10 (f)(i).

    (ii)        For purposes of this Agreement, a Change in Control shall be deemed to have occurred on the first day on which a majority of Directors of 4Kids do not consist of Continuing Directors (as defined below). For purposes of this Agreement, “Continuing Directors” shall mean individuals who constitute the Board of Directors of 4Kids as of close of business on June 20, 2006 and any new director(s) whose election by the Board of Directors of 4Kids or nomination for election by 4Kids’ shareholders was approved by a vote of a least two-thirds of the directors then in office who are Continuing Directors.

    (iii)        In the event that Employee exercises Employee’s right of termination pursuant to Paragraph 10 (f)(i) above, Paragraph 7 (a)(i) above shall be null and void and of no further force and effect and the scope of Employee’s covenant not to compete shall be limited to Paragraph 7 (a)(ii) – (iv).

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    (g)        Employee shall have the right to terminate this Agreement by delivering a written notice of termination to Employer in the event that Employer breaches any of its duties and obligations hereunder and fails to cure such breach within twenty (20) days after receipt of a written notice of breach from Employee. In the event Employee terminates this Agreement as provided in this subparagraph, Employer shall pay Employee the Retirement Benefit and shall provide Employee with all group health benefits that Employee was receiving at the date of termination, to the maximum extent permissible under such plans and/or applicable law for a period equal to three (3) years following the expiration of the then current Term. To the extent permitted by applicable law, any such period of extended health coverage beyond the date of termination provided hereunder to Employee shall not be credited against the maximum COBRA coverage period. Employee’s rights under this Paragraph 10 (g) are not in derogation of any other rights that Employee may have against Employer, whether at law or in equity, arising from Employer’s uncured breach of this Agreement. Except as provided in Paragraph 13 below, such payment shall be made to Employee in a lump sum as of the date that Employee terminates his employment as provided in this Paragraph 10 (g).

    (h)        For purposes of this Agreement, the Retirement Benefit shall mean an amount equal to the greater of (i) 2.99 times Employee’s average annual compensation (consisting of both Salary and Bonuses actually paid to Employee pursuant to this Agreement, including the Bonus payable to Employee pursuant to Paragraph 4 (a) above and for calendar years prior to 2006, salary and Pre-2006 Bonuses (as defined above in Paragraph 10 (e)) during the five (5) calendar years prior to the event triggering the payment of the Retirement Benefit , or (ii) $5 million.

    (i)        Upon termination of this Agreement, Employee shall promptly return all of Employer’s and affiliates’ property to Employer.

    (j)        Notwithstanding any termination of this Agreement, Employee’s obligations to Employer and affiliates pursuant to Paragraphs 7 and 8 of this Agreement shall survive the termination of this Agreement.

    (k)        For the avoidance of doubt, Employee shall only be entitled to receive one applicable Retirement Benefit or Special Retirement Benefit pursuant to this Agreement. For example, if Employee is receiving the Special Retirement Benefit pursuant to Paragraph 10(e)(i) and then subsequently Employee becomes disabled, Employee shall not be entitled to receive any Retirement Benefit on account of his disability.

    11.        Life Insurance. Employer shall have the right to purchase life insurance on the life of Employee at Employer’s sole expense and with Employer and affiliates as the sole beneficiary thereof. Employee shall cooperate fully with Employer in obtaining such life insurance, sign any necessary consents, applications and other related forms or documents and take any required medical examinations reasonably required.

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    12.        Indemnification. In the event that Employee is made, or threatened to be made, a party to an “action or proceeding” (as defined below), by reason of his service as an officer, director or employee of 4Kids and/or its subsidiaries, 4Kids shall indemnify Employee in connection with such action or proceeding to the fullest extent permitted by applicable law and 4Kids’ bylaws. If 4Kids enters into any indemnification agreement with any of its executive officers, Employee shall likewise be offered the opportunity to enter into an indemnification agreement with the Employer containing the same terms and conditions. For purposes of this Agreement, the term “action or proceeding means any and all suits, claims, actions, investigations or proceedings whether civil, criminal or administrative, heretofore or hereafter instituted or asserted.

    13.        Code Section 409A. (a) The parties hereto acknowledge that any payment to be made hereunder, may or will be subject to Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations or other guidance issued thereunder (“Section 409A”), and that the requirements of Section 409A are still being developed and interpreted at this time. Notwithstanding anything in this Agreement to the contrary, in the event that Employer or Employee reasonably determine that amendments to this Agreement are necessary or appropriate in order to comply with Section 409A, including amendments necessary to ensure that such payments will not be subject to Section 409A, Employer and Employee shall negotiate in good faith to amend the Agreement on a prospective or retroactive basis, in a manner that is mutually satisfactory to the parties but no amendment shall diminish the aggregate amount to be paid to Employee hereunder.

    (b)        Notwithstanding anything herein to the contrary, during the first six (6) months after the termination of Employee’s employment pursuant to Paragraphs 2(c), 2 (d) or Paragraph 10 (“Six Month Period”), Employee’s Special Retirement Benefit or Retirement Benefit, as applicable, (i) if payable in installments, such installments will not begin to be paid to Employee during such Six Month Period but rather such installments otherwise payable during such Six Month Period will accrue (together with interest thereon at the Prime Rate of Citibank N.A. in effect from time to time during such Six Month Period) and shall be paid in a lump sum payment in the seventh month after termination with Employee receiving installment payments thereafter, or (ii) if payable in a lump sum, such lump sum (together with interest thereon at the Prime Rate of Citibank N.A. in effect from time to time during such Six Month Period) shall not be payable until the end of such Six Month Period, unless Employer and Employee mutually determine that, under Section 409A (and any Internal Revenue guidance issued thereunder), additional taxes, and interest will not apply if such installments or lump sum, are paid prior to the expiration of such Six Months Period.

    14.        Assignment. This Agreement is a personal contract and Employee may not assign, sell or transfer Employee’s rights, interests and obligations hereunder. Any assignment contrary to this Paragraph shall be null and void of no force and effect. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, Employer shall have no further liability for payments hereunder. The rights and obligations of Employer and affiliates hereunder shall be binding upon and run in favor of the successors and assigns of Employer and affiliates.

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    15.        Entire Understanding; Governing Law. This Agreement represents the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the employment of Employee (including the Prior Agreement and the Amended Agreement), which prior agreements and understandings are null and void and of no further force and effect. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within New York.

    16.        Modification. This Agreement may not be amended, modified, canceled, discharged, extended or changed except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification, cancellation, discharge, extension or change is sought.

    17.        Headings. Paragraph headings contained in this Agreement are for convenience of reference only and shall not be considered a part of this Agreement.

    18.        Severability. If any provision or if any part of any provision of this Agreement is found to be unenforceable, illegal or contrary to public policy by a court of competent jurisdiction, the parties agree that this Agreement shall remain in full force and effect except for such provision or part of any such provision held to be unenforceable.

    19.        Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person, sent by overnight courier (e.g. Federal Express), telefaxed with a follow up copy by regular mail or sent by registered or certified mail, return receipt requested. The notice shall be deemed effective on the date of receipt of such notice addressed to Employee at Employee’s then current home address and, in the case of Employer, addressed to Employer at its offices located at the address set forth on page 1. Any party may change the address to which notices are to be addressed by delivering a written notice to the other parties in accordance with the terms hereof. Employer shall also send a courtesy copy of any notice to Employee to Employee’s counsel, Michael Lee Hertzberg, 111 Broadway, New York, New York 10006.

    20.        Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.

[signatures to follow]

14.

        IN WITNESS WHEREOF, Employer and 4Kids have, by their appropriate officers signed this Agreement and Employee has signed this Agreement as of the day and year first above written.

4Kids Entertainment Licensing, Inc.
By: /s/ Samuel R. Newborn Samuel R. Newborn

Agreed to and Accepted: By: /s/ Alfred R. Kahn Alfred R. Kahn 4Kids Entertainment, Inc. By: /s/ Samuel R. Newborn Samuel R. Newborn